                                                                       EXHIBIT 2


                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
              INDEX TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                                                                       Page
                                                                                       ----
Description of Transaction                                                              F-2

Pro Forma Financial Information:
         Condensed Consolidated Balance Sheet as of September 30, 1998                  F-3
         Condensed Consolidated Statement of Operations for the Three Months
            Ended September 30, 1998                                                    F-4
         Notes to Condensed Consolidated Financial Information                          F-5

         Condensed Consolidated Balance Sheet as of June 30, 1998                       F-6
         Condensed Consolidated Statement of Operations for the
            Year Ended June 30, 1998                                                    F-7
         Notes to Condensed Consolidated Financial Information                          F-8

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



         The accompanying unaudited pro forma condensed consolidated financial information gives effect to: (i) the sale of certain assets and liabilities of U.S. Lock, a division of WOC Inc. ("WOC"), an indirect wholly-owned subsidiary of Waxman Industries, Inc. ("Waxman" or the "Company") (the "U.S. Lock Sale"),
(ii) the application of the estimated net proceeds of the U.S. Lock Sale, including a reduction of a portion of WOC's outstanding debt under the credit agreement with BankAmerica Business Credit and the investment of the remaining net proceeds in short-term investments pending the reinvestment of such funds in the remaining core businesses or further reduction of the Company's debt, (iii) the additional equity earnings from the purchase of U.S. Lock by Barnett Inc. ("Barnett"), in which the Company has a 44.4% ownership interest, and (iv) the adjustment for the deferred gain on the U.S. Lock Sale. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1998 has been prepared as if the U.S. Lock Sale occurred on July 1, 1997. The accompanying unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 1998 has been prepared as if the U.S. Lock Sale occurred as of that date. The unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 1998 has been prepared as if the U.S. Lock Sale occurred on July 1, 1998. The accompanying unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 1998 has been prepared as if the U.S. Lock Sale occurred as of that date.

         This information is not necessarily indicative of future consolidated results of operations or financial position and it should be read in conjunction with the separate historical financial statements and related notes of Waxman, incorporated herein by reference. In addition, while a significant amount of liquidity has been created as a result of the sale of U.S. Lock by the Company, a significant amount of cash flow from continuing operations that was available to the Company will no longer be available.

                             Waxman Industries, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)


                                                ---------------------------------------------   -------------   ------------
                                                    Waxman        U.S. Lock       Proceeds        Pro Forma      Pro Forma
                                                  Industries       Sale (1)       From Sale      Adjustments      Waxman
                                                ---------------------------------------------   -------------   ------------
ASSETS
 Current Assets:
   Cash                                         $        263    $          0    $     22,788 (3c)               $     23,051
   Trade Receivables, net                             16,542          (2,574)                                         13,968
   Other Receivables                                   2,546             (60)                                          2,486
   Inventories                                        24,099          (5,115)                                         18,984
   Prepaid Expenses                                    3,495               8                                           3,503
                                                --------------------------------------------    ------------    ------------
      Total Current Assets                            46,945          (7,741)         22,788               0          61,992
                                                --------------------------------------------    ------------    ------------

 Investment in Barnett                                31,168            --              --                88 (4)      31,256
                                                --------------------------------------------    ------------    ------------

 Property and Equipment:
   Land                                                1,379            --              --              --             1,379
   Buildings                                           7,654          (3,877)           --                             3,777
   Equipment                                          14,606          (1,724)           --              --            12,882
                                                --------------------------------------------    ------------    ------------
                                                      23,639          (5,601)              0               0          18,038
   Less Accumulated Depreciation
     and Amortization                                 (9,732)          2,773            --                            (6,959)
                                                --------------------------------------------    ------------    ------------
 Property and Equipment, net                          13,907          (2,828)              0               0          11,079
                                                --------------------------------------------    ------------    ------------

 Cost of Businesses in Excess of
   Net Assets Acquired, net                            8,122            --              --              --             8,122
 Unamortized Debt Issuance Costs, net                  3,333            --              --              --             3,333
 Other Assets                                          4,484             (22)           --                             4,462
                                                --------------------------------------------    ------------    ------------
      Total Assets                              $    107,959    ($    10,591)   $     22,788    $         88    $    120,244
                                                ============================================    ============    ============

LIABILITIES
 Current Liabilities:
   Current Portion of Long - Term Debt          $     17,662            --      ($     5,937)(3b)       --      $     11,725
   Senior Subordinated Notes                             895            --              --              --               895
   Accounts Payable                                    9,539          (1,839)           --              --             7,700
   Accrued Liabilities                                 6,770            (792)           --              --             5,978
   Accrued Taxes                                         227            --                                               227
   Accrued Interest                                      368            --              --              --               368
                                                --------------------------------------------    ------------    ------------
       Total Current Liabilities                      35,461          (2,631)         (5,937)              0          26,893
                                                --------------------------------------------    ------------    ------------

 Long-Term Debt, net of current portion                  796            --              --              --               796
 Senior Secured Deferred Coupon Notes, net            84,043            --              --              --            84,043
 Senior Notes                                         35,855            --              --              --            35,855
 Deferred Gain                                          --              --              --             9,220 (6)       9,220

 Stockholders' Equity:
   Preferred Stock                                      --              --              --              --              --
   Common Stock                                           98            --              --              --                98
   Class B Common Stock                                   21            --              --              --                21
   Paid-in Capital                                    21,731            --              --              --            21,731
   Retained Deficit                                  (68,909)         (7,960)         28,725 (3a)     (9,132)        (57,276)
                                                --------------------------------------------    ------------    ------------
                                                     (47,059)         (7,960)         28,725          (9,132)        (35,426)
   Cumulative Currency Translation Adjustment         (1,137)           --              --              --            (1,137)
                                                --------------------------------------------    ------------    ------------
       Total Stockholders' Equity                    (48,196)         (7,960)         28,725          (9,132)        (36,563)
                                                --------------------------------------------    ------------    ------------
       Total Liabilities and Equity             $    107,959    ($    10,591)   $     22,788    $         88    $    120,244
                                                ============================================    ============    ============

                             Waxman Industries, Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                  For the Three Months Ended September 30, 1998
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                          --------------------------------------------   ------------   ------------
                                            Waxman         U.S. Lock       Proceeds       Pro Forma       Pro Forma
                                           Industries       Sale (2)       From Sale     Adjustments        Waxman
                                          --------------------------------------------   ------------   ------------
Net Sales                                 $     28,229    ($     6,549)   $          0   $          0   $     21,680
Cost of Sales                                   19,141          (4,392)              0              0         14,749
                                          --------------------------------------------   ------------   ------------
Gross Profit                                     9,088          (2,157)              0              0          6,931
Operating Expenses                               8,247          (1,331)           --             --            6,916
Restructuring and Non-recurring charges          1,350            --              --             --            1,350
                                          --------------------------------------------   ------------   ------------
Operating Loss                                    (509)           (826)              0              0         (1,335)

Equity Earnings of Barnett                       1,527                                             88 (4)      1,615
Interest Expense, net                            4,310                                           (443)(5)      3,867
                                          --------------------------------------------   ------------   ------------
Loss before Income Taxes                        (3,292)           (826)              0            531         (3,587)
Provision for Income Taxes                         186             (31)           --             --              155
                                          --------------------------------------------   ------------   ------------
Net Loss                                  ($     3,478)   ($       795)   $          0   $        531   ($     3,742)
                                          ============================================   ============   ============

Basic and Diluted Loss Per Share          ($      0.29)                                                 ($      0.31)
                                          ============                                                  ============

Weighted Average Shares and Equivalents         12,057                                                        12,057

                             Waxman Industries, Inc.
         Notes To Pro Forma Condensed Consolidated Financial Information
                               September 30, 1998
                                   (Unaudited)

(1) Represents the U.S. Lock assets sold to and liabilities assumed by Barnett Inc.
(2) Represents the U.S. Lock income statement, excluding an allocated corporate charge, but including an adjusted federal tax provision.
(3) Represents the following proceeds, expenses and payments:
           Gross proceeds                                                                                      $33,000
           Compensation to Co-Chief Executive Officers                                                          (3,800)
           Bonuses to other management personnel                                                                  (375)
           Legal, accounting and other fees                                                                       (100)
                                                                                                       ----------------
(3a)   Proceeds, net of expenses                                                                                28,725

(3b)    Reduction in bank credit facility collateralized by U.S. Lock assets                                    (5,937)
                                                                                                                -------
(3c)    Excess cash                                                                                            $22,788
                                                                                                               =======

(4) Represents the additional equity earnings for U.S. Lock's net income based on the 44.4% ownership interest in Barnett by the Company. The operating income of U.S. Lock has been adjusted for interest expense incurred by Barnett to fund the purchase and Barnett's tax provision.

US Lock operating income                                                                                          $826
Estimated interest expense                                                                                         495
                                                                                                       ----------------
Pretax income                                                                                                      331
Estimated tax                                                                                                      132
                                                                                                       ----------------
US Lock net income                                                                                                $199
Waxman's ownership interest                                                                                      44.40%
                                                                                                       ----------------
Additional equity income                                                                                           $88
                                                                                                       ----------------

(5) Represents the reduction in interest expense from the partial repayment of the bank credit facility and interest income from the investment of the cash balance in a short term cash management program earning 5.5%.

Net cash invested                                                                                              $22,788
Investment income rate                                                                                            5.50%
                                                                                                       ----------------
Investment income per year                                                                                      $1,253
                                                                                                       ----------------
Investment income per quarter                                                                                     $313
                                                                                                       ----------------

Interest savings on bank credit facility:
Loan repaid                                                                                                     $5,937
Interest rate                                                                                                     8.76%
                                                                                                       ----------------
Annualized savings                                                                                                $520
                                                                                                       ----------------
Quarterly Savings                                                                                                 $130
                                                                                                       ----------------

(6) Represents the deferral of 44.4% of the gain on the sale of U.S. Lock due to the Company's equity ownership interest in Barnett. The deferred gain will be recognized as Barnett amortizes its goodwill created in the acquisition of U.S. Lock or as the Company reduces its equity interest in Barnett.

  Gross proceeds                                                                                               $33,000
  Expenses                                                                                                      (4,275)
                                                                                                                -------
  Subtotal                                                                                                      28,725
  Net assets sold                                                                                               (7,960)
                                                                                                                -------
  Gain on sale                                                                                                  20,765
  Percentage owned of Barnett                                                                                    44.40%
                                                                                                                ------
  Deferred gain                                                                                                 $9,220
                                                                                                                ------

                             Waxman Industries, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)

                                                --------------------------------------      -----------       ----------
                                                   Waxman      U.S. Lock     Proceeds         Pro Forma       Pro Forma
                                                 Industries     Sale (1)    From Sale        Adjustments        Waxman
                                                --------------------------------------       ----------       ----------
ASSETS:
 Current Assets:
   Cash                                         $       72    $        0    $   22,788 (3c)  $     --      $   22,860
   Trade Receivables, net                           15,503        (2,478)                                      13,025
   Other Receivables                                 3,152           (82)                                       3,070
   Inventories                                      26,162        (5,655)                                      20,507
   Prepaid Expenses                                  3,060           (57)                                       3,003
                                                --------------------------------------       ----------       ----------
      Total Current Assets                          47,949        (8,272)       22,788                0           62,465
                                                --------------------------------------       ----------       ----------

 Investment in Barnett                              29,641          --            --                220 (4)       29,861
                                                --------------------------------------       ----------       ----------

 Property and Equipment:
   Land                                              1,379          --            --               --              1,379
   Buildings                                         7,397        (3,857)         --               --              3,540
   Equipment                                        13,541        (1,322)         --               --             12,219
                                                --------------------------------------       ----------       ----------
                                                    22,317        (5,179)            0                0           17,138
   Less Accumulated Depreciation
     and Amortization                               (9,346)        2,718          --               --             (6,628)
                                                --------------------------------------       ----------       ----------
 Property and Equipment, net                        12,971        (2,461)            0                0           10,510
                                                --------------------------------------       ----------       ----------

 Cost of Businesses in Excess of
   Net Assets Acquired, net                          8,189          --            --               --              8,189
 Unamortized Debt Issuance Costs, net                3,524          --            --               --              3,524
 Other Assets                                        3,469          (137)         --               --              3,332
                                                --------------------------------------       ----------       ----------
      Total Assets                              $  105,743    ($  10,870)   $   22,788       $      220       $  117,881
                                                ======================================       ==========       ==========

LIABILITIES:
 Current Liabilities:
   Current Portion of Long - Term Debt          $   14,969     $    --      ($   5,937)(3b)  $     --         $    9,032
   Senior Subordinated Notes                           895          --            --               --                895
   Accounts Payable                                  8,473        (1,590)         --               --              6,883
   Accrued Liabilities                               6,500          (743)         --               --              5,757
   Accrued Taxes                                       250          --            --               --                250
   Accrued Interest                                  1,339          --            --               --              1,339
                                                --------------------------------------       ----------       ----------
       Total Current Liabilities                    32,426        (2,333)       (5,937)               0           24,156
                                                --------------------------------------       ----------       ----------

 Long-Term Debt, net of current portion                838          --            --               --                838
 Senior Secured Deferred Coupon Notes, net          81,368          --            --               --             81,368
 Senior Notes                                       35,855          --            --               --             35,855
 Deferred Gain                                        --            --            --              8,963 (6)        8,963

 Stockholders' Equity:
   Preferred Stock                                    --            --            --               --               --
   Common Stock                                         98          --            --               --                 98
   Class B Common Stock                                 21          --            --               --                 21
   Paid-in Capital                                  21,731          --            --               --             21,731
   Retained Deficit                                (65,431)       (8,537)       28,725 (3a)      (8,743)         (53,986)
                                                --------------------------------------       ----------       ----------
                                                   (43,581)       (8,537)       28,725           (8,743)         (32,136)
   Cumulative Currency Translation Adjustment       (1,163)         --            --               --             (1,163)
                                                --------------------------------------       ----------       ----------
       Total Stockholders' Equity                  (44,744)       (8,537)       28,725           (8,743)         (33,299)
                                                --------------------------------------       ----------       ----------
       Total Liabilities and Equity             $  105,743    ($  10,870)   $   22,788       $      220       $  117,881
                                                ======================================       ==========       ==========

                             Waxman Industries, Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                        For the Year Ended June 30, 1998
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                    --------------------------------------------   ------------   ------------
                                                       Waxman         U.S. Lock       Proceeds       Pro Forma      Pro Forma
                                                     Industries        Sale (2)       From Sale     Adjustments      Waxman
                                                    --------------------------------------------   ------------   ------------
Net Sales                                           $    105,662    ($    22,762)   $          0   $          0   $     82,900
Cost of Sales                                             69,429         (15,177)              0              0         54,252
                                                    --------------------------------------------   ------------   ------------
Gross Profit                                              36,233          (7,585)              0              0         28,648
Operating Expenses                                        30,290          (4,780)           --             --           25,510
Restructuring and Non-recurring charges                       24            --              --             --               24
                                                    --------------------------------------------   ------------   ------------
Operating Income                                           5,919          (2,805)              0              0          3,114

Equity Earnings of Barnett                                 6,341                                            220(4)       6,561
Interest Expense, net                                     16,031                                         (1,773)(5)     14,258
                                                    --------------------------------------------   ------------   ------------
Loss before Income Taxes and Extraordinary Charge         (3,771)         (2,805)              0          1,993         (4,583)
Provision for Income Taxes                                   537            (104)           --             --              433
Extraordinary Charge                                         192                                                           192
                                                    --------------------------------------------   ------------   ------------
Net Loss                                            ($     4,500)   ($     2,701)   $          0   $      1,993   ($     5,208)
                                                    ============================================   ============   ============

Basic and Diluted Loss Per Share:
 From Continuing Operations before
 Extraordinary Charge                               ($      0.35)                                                 ($      0.41)
 Extraordinary Charge                                      (0.02)                                                        (0.02)
                                                    ------------                                                  ------------
 Net Loss                                           ($      0.37)                                                 ($      0.43)
                                                    ============                                                  ============

Weighted Average Shares and Equivalents                   12,026                                                        12,026

                             Waxman Industries, Inc.
         Notes To Pro Forma Condensed Consolidated Financial Information
                                  June 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)

(1) Represents the U.S. Lock assets sold to and liabilities assumed by Barnett Inc.
(2) Represents the U.S. Lock income statement, excluding an allocated corporate charge, but including an adjusted federal tax provision.
(3) Represents the following proceeds, expenses and payments:
           Gross proceeds                                                                                      $33,000
           Compensation to Co-Chief Executive Officers                                                          (3,800)
           Bonuses to other management personnel                                                                  (375)
           Legal, accounting and other fees                                                                       (100)
                                                                                                       ----------------
(3a)   Proceeds, net of expenses                                                                                28,725

(3b)    Reduction in bank credit facility collateralized by U.S. Lock assets                                    (5,937)
                                                                                                                -------
(3c)    Excess cash                                                                                            $22,788
                                                                                                               =======

(4) Represents the additional equity earnings for U.S. Lock's net income based on the 44.4% ownership interest in Barnett by the Company. The operating income of U.S. Lock has been adjusted for interest expense incurred by Barnett to fund the purchase and Barnett's tax provision.

US Lock operating income                                                                                        $2,805
Estimated interest expense                                                                                       1,980
                                                                                                       ----------------
Pretax income                                                                                                      825
Estimated tax                                                                                                      330
                                                                                                       ----------------
US Lock net income                                                                                                $495
Waxman's ownership interest                                                                                      44.40%
                                                                                                       ----------------
Additional equity income                                                                                          $220
                                                                                                       ----------------

(5) Represents the reduction in interest expense from the partial repayment of the bank credit facility and interest income from the investment of the cash balance in a short term cash management program earning 5.5%.

Net cash invested                                                                                              $22,788
Investment income rate                                                                                            5.50%
                                                                                                       ----------------
Investment income per year                                                                                      $1,253
                                                                                                       ----------------

Interest savings on bank credit facility:
Loan repaid                                                                                                     $5,937
Interest rate                                                                                                     8.76%
                                                                                                       ----------------
Annualized savings                                                                                                $520
                                                                                                       ----------------

(6) Represents the deferral of 44.4% of the gain on the sale of U.S. Lock due to the Company's equity ownership interest in Barnett. The deferred gain will be recognized as Barnett amortizes its goodwill created in the acquisition of U.S. Lock or as the Company reduces its equity interest in Barnett.

  Gross proceeds                                                                                               $33,000
  Expenses                                                                                                      (4,275)
                                                                                                                -------
  Subtotal                                                                                                      28,725
  Net assets sold                                                                                               (8,537)
                                                                                                                -------
  Gain on sale                                                                                                  20,188
  Percentage owned of Barnett                                                                                    44.40%
                                                                                                                ------
  Deferred gain                                                                                                 $8,963
                                                                                                                ------